Exhibit 4(f)





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                          SECOND SUPPLEMENTAL INDENTURE

     THIS SECOND SUPPLEMENTAL INDENTURE TO THE THIRD AMENDED AND RESTATED INDENTURE (this "Agreement") dated as of the effective time and date of the Merger (defined below), is made among GENERAL ELECTRIC CAPITAL CORPORATION (f/k/a General Electric Credit Corporation), a New York investment company (the "Company"), GECS MERGER SUB, INC., a Delaware corporation (the "Successor Corporation"), and THE CHASE MANHATTAN BANK, a corporation duly organized and existing under the laws of the State of New York (the "Trustee").

     WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture dated as of September 1, 1982, between the Company and the Trustee, as it has been supplemented from time to time by (a) the First Supplemental Indenture dated as of March 1, 1988, between the Company and the Trustee; (b) the Second Supplemental Indenture dated as of June 30, 1989, between the Company and Mercantile-Safe Deposit and Trust Company; (c) the Third Supplemental Indenture dated as of April 1, 1990, between the Company and Mercantile-Safe Deposit and Trust Company; (d) the Fourth Supplemental Indenture dated as of April 1, 1990, between the Company and Mercantile-Safe Deposit and Trust Company; (e) the Fifth Supplemental Indenture dated as of August 31, 1990, between the Company and Mercantile-Safe Deposit and Trust Company; (f) the Sixth Supplemental Indenture dated as of October 31, 1990, between the Company and Mercantile-Safe Deposit and Trust Company; (g) the Seventh Supplemental Indenture dated as of September 10, 1991, between the Company and Mercantile-Safe Deposit and Trust Company; (h) the Eighth Supplemental Indenture dated as of February 26, 1992, between the Company and Mercantile-Safe Deposit and Trust Company; (i) the Ninth Supplemental Indenture dated as of May 12, 1992, between the Company and Mercantile-Safe Deposit and Trust Company; and (j) the Tenth Supplemental Indenture dated as of April 1, 1994, between the Company and Mercantile-Safe Deposit and Trust Company (as supplemented, the "Original Indenture"), pursuant to which the Securities have been issued;


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     WHEREAS, the Original Indenture was amended and restated by the Amended and
Restated Indenture dated as of June 1, 1994, between the Company and The Bank of New York, as supplemented by the Instrument of Registration, Appointment and Acceptance dated as of May 15, 1995, among the Company, The Bank of New York and the Trustee, as successor trustee (as supplemented, the "First Amended and Restated Indenture");

     WHEREAS, the First Amended and Restated Indenture was amended and restated by the Second Amended and Restated Indenture dated as of June 1, 1994, between the Company and the Trustee, as supplemented by the First Supplemental Indenture to the Second Amended and Restated Indenture dated as of August 1, 1996, between the Company and the Trustee (as supplemented, the "Second Amended and Restated Indenture");

     WHEREAS, the Second Amended and Restated Indenture was amended and restated by the Third Amended and Restated Indenture dated as of February 27, 1997, between the Company and the Trustee, as supplemented by the First Supplemental Indenture dated as of May 3, 1999, between the Company and the Trustee (as supplemented, the "Indenture"). All capitalized terms used and not defined herein shall have the meanings assigned to them in the Indenture;

     WHEREAS, the Company has proposed to reincorporate in the State of Delaware by merging (the "Merger") with and into the Successor Corporation, which will continue as the surviving corporation under the name "General Electric Capital Corporation";

     WHEREAS, Section 10.01(a) of the Indenture provides that the Company and the Trustee may enter into a supplemental indenture without the consent of the Securityholders in order to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Eleven of the Indenture;



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     WHEREAS, the Successor Corporation is a corporation organized and existing under the laws of the United States of America or a state thereof pursuant to
Section 11.01 of the Indenture;

     WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Agreement to amend and supplement the Indenture and has requested that the Trustee join in the execution of this Agreement; and

     WHEREAS, all things necessary to make this Agreement a valid agreement of the Company, the Successor Corporation and the Trustee and a valid amendment of and supplement to the Indenture have been done.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Successor Corporation and the Trustee hereby agree as follows:

     SECTION 1. Assumption. (a) Pursuant to Section 11.01 of the Indenture, the Successor Corporation, as the surviving corporation of the Merger, hereby, as of the effective time and date of the Merger and subject to the effectiveness thereof, expressly assumes the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Outstanding Securities and Coupons, if any, according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Company.

     (b) Pursuant to Section 11.02 of the Indenture, as of the effective time and date of the Merger and subject to the effectiveness thereof, the Successor Corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named therein as the Company, and the Company shall be relieved of any further obligation under the Indenture and under the Outstanding Securities and Coupons, if any.

     SECTION 2. Representation and Warranties. Immediately after the effective time of the Merger, the Successor Corporation will not be in default in the performance of any covenant or condition of the Indenture assumed by the Successor Corporation in Section 1 hereof.

     SECTION 3. Incorporation of Indenture. All the provisions of this Agreement shall be deemed to be incorporated in, and made a part of, the Indenture; and

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the Indenture, as supplemented and amended by this Agreement, shall be read, taken and construed as one and the same instrument.

     SECTION 4. Headings. The headings of the Sections of this Agreement are inserted for convenience of information and reference and shall not be deemed to be a part thereof.

     SECTION 5. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

     SECTION 6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 7. Regarding the Trustee. The Trustee shall not be responsible for the correctness of the recitals herein, and makes no representation as to the validity or the sufficiency of this Agreement, other than that the Trustee, as evidenced by its execution hereof, agrees that this Agreement is satisfactory evidence to the Trustee of the Successor Corporation's assumption of the Company's obligations as set forth herein, and the Trustee and each of the Securityholders shall be entitled to all of the benefits of all of the rights, privileges, immunities and indemnities of the Trustee and each of the Securityholders provided for in the Indenture.

     SECTION 8. Notices. For purposes of Section 14.03 of the Indenture, the address of the Successor Corporation is:

                           260 Long Ridge Road
                           Stamford, Connecticut 06927
                           United States of America
                           Attention: Senior Vice President-Corporate
                                      Treasury and Global Funding Operation
                           Facsimile: 203-357-4975
                           Telephone: 203-357-4000

     Notice of Merger. The Successor Corporation shall give the Trustee prompt notice of the effectiveness of the Merger.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the effective time and date of the Merger.

                                GENERAL ELECTRIC CAPITAL
                                CORPORATION, a New York investment company



                                By:    /s/ Jeffrey S. Werner
                                   ---------------------------------------------
                                     Jeffrey S. Werner
                                     Senior Vice President - Corporate
                                     Treasury and Global Funding Operation


                                GECS MERGER SUB, INC., a Delaware corporation




                                By:    /s/ Jeffrey S. Werner
                                   ---------------------------------------------
                                     Jeffrey S. Werner
                                     Senior Vice President - Corporate
                                     Treasury and Global Funding Operation


                                THE CHASE MANHATTAN BANK, a New York
                                corporation, as trustee




                                By:   /s/ James P. Freeman
                                   ---------------------------------------------
                                     Name: James P. Freeman
                                     Title: Vice President



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